Exhibit 10.7

Cooperation Agreement

The Cooperation Agreement is signed by and between the following two parties in Beijing on March 31, 2021.

Party A: Guoxin Xingwang Business Management Co., Ltd.

Unified social credit code: 91110302MA01UUR80T

Address :

Tel. :

Party B: King Eagle (Tianjin) Technology Co., Ltd.

Unified social credit code: 91120118MA074H9P3X

Address: Room 231, Floor 2/Room 335, Floor 3, Comprehensive Building, No. 2, First Street, Airport International Logistics Zone, Tianjin Pilot Free Trade Zone (Airport Economic Zone)

Tel. :

Whereas :

1.	Party A is a limited liability company registered in Beijing under the laws of the People's Republic of China., committed to business development and innovation, intelligent equipment research and development and other technology industries, and the scope of business covers high-tech project research and development and several other industries.

2.	Party B is a limited liability company registered in Tianjin in accordance with Chinese laws, and is committed to building a comprehensive service platform of Internet + Big Health.

3.	The parties hereby sign the Agreement to agree on cooperation matters related to the landing and authorization of the smart kiosk ("Smart Kiosk Project "or "Kiosk Project").

In consideration of the foregoing, both parties hereto, through friendly negotiation, agree as follows in accordance with the relevant Chinese laws, administrative regulations and rules.

Chapter I Cooperation Contents

Article 1 Responsibilities of Party A

(1)	Confirmation and notification of the landing areas of the kiosks

Party A shall confirm the landing areas of the smart kiosks, and shall, after confirming the landing areas of the smart kiosks, send a notice to Party B in a timely manner to determine the allocation number of smart kiosks within the landing areas.

(2)	Manufacture, installation and placement of the kiosks

The manufacturing, installation and placement of the kiosks shall be at the expense of Party A and Party B shall not pay any fee.

(3)	Delivery of the kiosks

1.	Party A shall deliver the kiosks that meet the delivery conditions to Party B for acceptance within [3] months upon Party B's receipt of the above notice. Conditions of delivery refer to: 1. The kiosks have been placed on the ground in accordance with relevant laws, regulations and local policies; 2. The supporting facilities and items of the kiosks are complete and consistent with the acceptance list. 3. The construction and placement of the kiosks have been performed and the necessary legal procedures such as government approval/registration/permission/filing have been completed.

2.	Party A shall send the acceptance list to Party B within one month after Party B receives the aforesaid notice. The acceptance list shall serve as the acceptance criteria.

3.	Party A shall provide Party B with the kiosk manual when delivering the kiosks to Party B.

(4)	Kiosk maintenance

During the period of cooperation, Party A shall be responsible for the daily maintenance of the kiosks and the supporting facilities. If the kiosks are damaged due to non-human reasons, Party A shall be responsible for the repair and replacement of the kiosks and the supporting facilities thereof. Party B shall use the kiosks in accordance with the operation specifications specified in the kiosk manual, and shall take good care of and use the kiosk correctly. In order to protect the kiosks and the supporting facilities thereof from damage, losses and other risks caused by accidents, Party A shall purchase commercial insurance in full amount for the kiosks. However, if the kiosks and the supporting facilities thereof are damaged or destroyed by fire due to human causes, Party A or the insurer thereof shall have the right to recover the related losses from the responsible person.

Article 2 Responsibilities of Party B

(1)	Party B shall be responsible for the operation of the kiosks as follows:

1.	Be responsible for the marketing of smart kiosks;

2.	Solicit qualified merchants to settle in, or cooperate with settled merchants to operate smart kiosks;

3.	Operate or entrust a third party to operate the smart kiosks;

4.	Provide services necessary for merchants to settle in, including without limitation to site selection services, government coordination, consulting services and technical services;

(2)	Party B shall have the right to operate the kiosks. For this purpose, Party B shall have the right and obligation to independently determine the marketing promotion, settlement, cooperation and operation method of the kiosks and the business arrangements of relevant parties, including without limitation to:

1.	Promoting and publicizing the smart kiosks by themselves or by entrusting a third party (such third party may cooperate with any other party as necessary);

2.	Operating by themselves, attract investment or entrust a third party to operate (such third party may cooperate with or entrust any other party to make operation), operate kiosks in cooperation with a third party or through other legal means;

3.	Seek for or entrust any third party (such third party may cooperate with any other party as necessary) to seek for or recruit cooperative kiosk operators, independent operators and/or provide them with kiosk settlement and related services;

4.	Under the condition of not violating relevant laws and regulations, decide on other business models and cooperation methods for market promotion, kiosk settlement, kiosk cooperation and kiosk operation.

(3)	The scope and items of business of the kiosk shall be legal and compliant. Party B shall report the scope and items of business of the kiosk to Party A in writing for the consent of Party A, so as to avoid the business competition with Party A in the same line.

(4)	Party B shall operate lawfully, without violating relevant laws and regulations. Party A shall have the right to request Party B to provide information on matters (behaviors) that occur/will occur in the business activities and are closely related to the interests of Party A, and Party B shall inform Party A of relevant solutions (or similar documents) before the implementation of the aforesaid matters (behaviors). If Party A raises objections to the relevant matters (behaviors) for reasonable reasons, Party B shall cooperate with Party A to make rectification. Party B shall be responsible for the market promotion, investment attraction, cooperation with third parties, product management and business model, for which Party A shall not bear any legal liability. Party B's operation after the delivery of the kiosks has nothing to do with Party A.

Article 3 Division of Rights and Responsibilities of the Parties

(1)	Both parties hereto agree that Party A shall have the ownership of the smart kiosks and Party B shall have the operation right of the smart kiosks.

(2)	Unless otherwise agreed herein, Party A shall not interfere with Party B's business affairs of the smart kiosks. If Party B has any violation, non-compliance, breach or tort in its business activities, causing any legal liability, it shall have nothing to do with Party A.

Chapter II Term of Cooperation

Article 4 The term of cooperation between the parties hereto shall be five years from the effective date of the Agreement. Upon expiration of the term of cooperation, Party B shall have the priority to renew the contract under the same conditions.

Article 5 Within 30 days prior to the expiration of the term of cooperation, if either party hereto need to modify or supplement the contents of cooperation in the future, it shall make a written request and both parties hereto agree to sign a separate written agreement through friendly negotiation.

Article 6 Within 30 days prior to the expiration of the term of cooperation, if either party decides not to renew the Agreement, it shall be notified to the other party in written form. If neither party gives a written notice to extend the term of cooperation or propose to modify or supplement the contents hereof, the cooperation hereunder shall be terminated upon expiration.

Chapter III Rights and Obligations of Party A

Article 7 Rights of Party A

(1)	Party A shall have the right to charge the smart kiosk fees as agreed herein.

(2)	Party A shall have the right to compile and modify the kiosk manual, maintain the operation and management order and overall goodwill of the kiosks, supervise the law-abiding operation of the kiosks and standardize the use of the kiosks.

Article 8 Obligations of Party A

(1)	Party A shall perform its contractual obligations in accordance with Article 1 hereof;

(2)	Party A shall assist Party B and the merchants proposed for settlement to handle the relevant qualification certificates and licenses required for the operation of the kiosks. If Party A is required to cooperate with Party B in providing the relevant documents for handling the business licenses and other licenses, Party A shall make active assistance and provide such licenses;

(3)	During the term of cooperation, if the operation of the kiosks needs to be terminated due to government requisition, commercial development, change of site use or other reasons, Party A shall cooperate with Party B and the originally settled merchants to relocate and assist in relocation. The relocation cost shall be borne by Party A;

(4)	Party A shall issue a special VAT invoice to Party B in full amount.

Chapter IV Rights and Obligations of Party B

Article 9 Rights of Party B

(1)	Party B has the right to collect fees from the merchants proposed for settlement in accordance with the Agreement.

(2)	Based on the listing plan of Party B, Party B shall have the right to incorporate the earnings of the cooperative operation hereunder into the scope of listing in accordance with the applicable listing rules and accounting standards.

(3)	Party B shall conduct unified management of the kiosks after delivery.

Article 10 Obligations of Party B

(1)	Party B shall perform its obligations hereunder in accordance with Article 2 hereof.

(2)	Party B shall pay the relevant fees on time as agreed herein.

(3)	Party B shall conduct the publicity and promotion of the smart kiosk project based on the cooperation hereunder, without violating requirements contrary to the Agreement.

Chapter V Representations, Warranties and Undertakings

Article 11 Each party to the Agreement makes the following representations, warranties and commitments to the other party:

(1)	It is an enterprise legal person registered and existing lawfully under the laws of the People's Republic of China;

(2)	It has the right, power and authorization necessary to sign and perform the Agreement, and the Agreement, when signed by it, shall constitute a legal document legally binding on it;

(3)	All materials and information delivered or provided by it to the other party are true, accurate and complete, and there is no misleading statement;

(4)	Its execution and performance of the Agreement will not violate: 1. any applicable laws to which it is subject; or 2. any document or agreement to which it is a contracting party.

Chapter VI Collection and Payment of Expenses

Article 12 The expenses for the use and operation of a kiosk shall be RMB [150,000] yuan (in words: RMB [One Hundred and Fifty Thousand] yuan)/[5] years/kiosk.

Article 13 Party B promises that the first batch of pilot projects will be located in Henan Province and Hubei Province (mainly in Zhengzhou and Wuhan) and the number of kiosks in the first batch will be [50], and deposit for [50] kiosks will be paid before [April] [5th], 2021. The deposit for one kiosk will be RMB [45,000] and the total deposit will be RMB [2.25 million] (in words: RMB Two Million Two Hundred and Fifty Thousand Only). The remaining amounts, i.e., RMB [105,000]/kiosk, totaling RMB [5.25 million], shall be paid after the kiosks reaches the acceptance standard and is placed in the designated area (the kiosk to be counted one by one).

Article 14 Party A shall issue a VAT invoice of the full amount to Party B within five working days after the delivery of the kiosks.

Article 15 Payment Collection Account of Party A

Account Name: Guoxin Xingwang Business Management Co., Ltd.

Account number: 321060100100312205

Bank: Xidan Sub-branch, Beijing Branch of Industrial Bank Co., Ltd.

Article 16 Billing Information of Party B:

Company name: King Eagle (Tianjin) Technology Co., Ltd.

ID number: 91120118MA074H9P3X

Account number: 122912342110301

Opening bank: Tianjin Pilot Free Trade Zone Branch, China Merchants Bank Co., Ltd.

Registered address: Room 231, Floor 2/Room 335, Floor 3, Comprehensive Building, No. 2, First Street, Airport International Logistics Zone, Tianjin Pilot Free Trade Zone (Airport Economic Zone)

Chapter VII Liabilities for Breach

Article 17 After the Agreement is signed, both parties hereto shall perform the obligations agreed herein in good faith. If either party fails to perform or properly perform the obligations hereunder or breaches the representations, warranties and covenants made hereunder, such party shall be deemed to be in breach.

Article 18 Unless otherwise agreed herein, if either party breaches the Agreement, the other party shall have the right to claim compensation for all the economic losses caused to the observing party. The observing party shall have the right to require the breaching party to rectify the breach within 15 days after the occurrence of the breach or within other time periods as notified in writing. If the breaching party still fails to rectify the breach within the time limit, the observing party shall have the right to notify the other party in writing to terminate the future cooperation under the Agreement in addition to the cooperation already occurring in the kiosks.

Article 19 If Party A fails to deliver the kiosks that meet the delivery conditions as agreed herein, Party B shall have the right to notify Party A in writing, give Party A a certain grace period, and require Party A to complete the delivery within the said time limit. If Party A, within the time limit, fails to completely correct the breach (overdue delivery), then Party B has the right to require Party A to perform the Agreement until delivery of kiosks conforming to the delivery requirements or require to terminate the cooperation with Party A regarding the kiosks delayed. In case of termination of the cooperation, Party A shall refund the amounts already collected for such kiosks and pay 20% of the amount of the Agreement as the liquidated damages.

Article 20 If Party B fails to pay the relevant fees as agreed herein, Party A shall have the right to notify Party B in writing, give Party B a certain grace period and require Party B to make the payment within the said period. If Party B fails to make the payment in full within the aforementioned grace period, Party A shall have the right to charge a penalty equal to three thousandths of the unpaid amount per day or terminate the cooperation with Party B with regard to the undelivered kiosks. In case of termination of the cooperation, Party B shall still pay all the amounts for the already delivered kiosks as agreed herein and pay 20% of the amount of the Agreement as the liquidated damages.

Article 21 If the Agreement cannot be fulfilled due to any reason of either party, one party has the right to inform the other party in writing and give the other party a certain grace period and the other party shall overcome the obstacles and continue to fulfill the Agreement within the said period. If either party fails to continue to perform the Agreement upon the expiration of the grace period, it shall bear all the economic losses of the other party and pay the other party the liquidated damages. For the kiosks that have been actually operated, the observing party may choose to stop the cooperation or continue to perform the Agreement without assuming any liability for breach, and for the kiosks that have not been delivered, the delivery will not be made.

Chapter VIII Effectiveness and Termination

Article 22 The Agreement shall come into force after signed by the authorized representatives of both parties hereto and affixed with the official seal or special seal for contract.

Article 23 After the Agreement comes into force, it shall remain in force until: 1. the term of cooperation under the Agreement expires; 2. both parties agree in writing to terminate the Agreement; 3. the cooperation is terminated in accordance with the Agreement, provided that both parties hereto shall continue to perform the relevant obligations under the Agreement with regard to the existing cooperation of kiosks; 4. it is terminated in accordance with applicable law, whichever occurs earlier.

Article 24 If either party wishes to terminate the Agreement in advance, it shall submit a written application to the other party 30 days in advance. With the consent of the other party, the parties hereto may terminate the Agreement through negotiation.

Chapter IX General Provisions

Article 25 Confidentiality

(1)	Both parties hereto shall keep confidential the existence and the contents of the Agreement and any non-public information of each party known during the negotiation, execution and performance hereof (hereinafter referred to as "the confidential information"), and, without the prior written consent of the other party, either party is allowed to use or disclose to any third party any confidential information for purpose outside the purpose hereof, provided that the disclosure by one party pursuant to the relevant laws and regulations or a binding judgment, order or requirement made by any court, stock exchange, regulatory authority or other governmental authority having jurisdiction shall not be subject to such restriction.

The confidentiality provisions hereof shall survive the termination hereof. If Party B discloses confidential information without authorization in accordance with the provisions of "Confidentiality", Party B shall indemnify Party B at twice the amount agreed herein.

Article 26 Assignment

Except as otherwise provided herein, neither party shall assign its rights or obligations under the Agreement without the prior written consent of the other party. The Agreement shall be binding upon each party and the successors and permitted assigns thereof.

Article 27 Modification

No change, amendment or modification of the Agreement shall be valid unless made in writing in accordance with the applicable laws and validly signed by both parties hereto.

Article 28 Force Majeure

(1)	Forces majeure refer to all objective events which are uncontrollable, unforeseeable, unavoidable or insurmountable by both parties hereto and which prevent either party from performing the Agreement in whole or in part. Such events include without limitation to earthquakes, typhoons, floods, fires, wars, epidemics, riots or disturbances, violent acts, infectious diseases, orders of any government department, or any other events that cannot be predicted, prevented or controlled, including force majeure events recognized by general international business practices.

(2)	In the event of a force majeure event, the performance of the obligations under the Agreement affected by such event shall be suspended during the delay caused by the force majeure event, and the performance period shall be automatically extended for a period equal to the time of suspension without the assumption of any legal liability.

(3)	The party claiming force majeure shall promptly notify the other party in writing and provide sufficient evidence of the occurrence and duration of such force majeure event within 15 days thereafter. The party claiming force majeure shall also use all reasonable efforts to reduce or eliminate the impact of the force majeure on the performance of the Agreement.

(4)	If the purpose of the Agreement cannot be realized or the performance of the Agreement cannot be continued due to any force majeure event, either party may terminate the Agreement by giving a written notice to the other party.

Article 29 Taxes and Expenses

Except as otherwise provided for in the Agreement or as otherwise agreed in writing by both parties hereto, each party hereto shall bear its own taxes and expenses incurred in connection with the negotiation, execution and performance of the Agreement.

Article 30 Governing Law and Dispute Resolution

(1)	The execution, modification, interpretation and performance of the Agreement shall be governed by the laws of the People's Republic of China.

(2)	Any dispute arising out of the performance hereof shall be settled by both parties hereto through negotiation. If the negotiation fails, either party may file a lawsuit with the people's court having jurisdiction at the place where Party A is domiciled.

Article 31 Text of the Agreement

Matters not covered herein shall be negotiated by both parties hereto and a supplementary agreement shall be signed. The supplementary agreement shall have the same legal effect as the Agreement. The Agreement shall be made in two copies, with each party holding one copy and each copy having the same legal effect.

Article 32 Notice and Service

(1)	All notices, documents and materials given or provided to each other in connection with the performance of the Agreement shall be delivered in the form of the communication information set forth in the Agreement. In case of any change, either party shall notify the other party within seven days in advance, otherwise it shall be liable for all the liabilities arising therefrom.

(2)	If the document is delivered by a special person, it shall be deemed served on the date of delivery; if it is delivered by registered mail, it shall be deemed served within five working days from the date of mailing; if it is delivered by express delivery, it shall be deemed served within three working days from the date of delivery. If the service is made through e-mail, it shall be deemed served upon arrival to the designated e-mail account.

1.	Address of Party A:

E-mail address:

2.	Address of Party B:

E-mail address:

(There is no text below and this is the page for signature.)

Party A: Guoxin Xingwang Business Management Co., Ltd.

Authorized representative (signature):

Signed on:

Party B: King Eagle (Tianjin) Technology Co., Ltd. (seal)

Authorized representative (signature):

Signed on: